Exhibit 10.1

Amendment to

WARRANT TO PURCHASE COMMON STOCK

THIS AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (this “Amendment”) is dated and effective as of June 25, 2014, by and between Energous Corporation, a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Warrant (as defined below).

RECITALS

WHEREAS, the Company previously issued a Warrant to Purchase Common Stock to the Holder, which was designated as Warrant No. [___] and originally entitled Holder to purchase [_______] shares of the Company’s common stock at an exercise price per share of $[___] and an aggregate exercise price of $[_______] (the “Warrant”);

WHEREAS, following the Company’s initial public offering and the 1-for-3.99 reverse stock split implemented in connection therewith the Warrant was adjusted so that as of the date hereof it entitles Holder to purchase [______] shares of the Company’s common stock at an exercise price per share of $[___] and an aggregate exercise price of $[_______]; and

WHEREAS, pursuant to Section 4(b) of the Warrant, in the event of an Illiquid Exit Transaction, the Holder of the Warrant is entitled, at the request of the Holder, to a net settlement of the remaining unexercised portion of the Warrant for an amount in cash equal to the Put Price (the “Net Cash Settlement Provision”); and

WHEREAS, as a result of the Net Cash Settlement Provision, the Company is required under Generally Accepted Accounting Principles to recognize a derivative liability for the Warrant at fair value on its Consolidated Balance Sheets, with corresponding changes in fair value to be recognized in earnings on its Consolidated Statements of Operations in each subsequent period (the “Liability Accounting Method”); and

WHEREAS, in order to be eligible to account for the Warrant as equity, in lieu of a derivative liability, and to minimize potential charges to earnings under the Liability Accounting Method, the Company has requested that the Holder amend Section 4(b) of the Warrant to provide that, in lieu of the Net Cash Settlement Provision, the Holder would have the right to receive the same form of consideration received by the common stockholders of the Company in an Illiquid Exit Transaction; and

WHEREAS, the Holder believes that the Amendment is in the best interests of the Company and the Holder, and therefore has agreed to amend the Warrant as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Amendment to Warrant. Section 4(b) of the Warrant is hereby modified and amended to add the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Section 4, in the case of an Illiquid Exit Transaction that is not approved by the Company’s Board of Directors, the form of consideration to be paid by the IET Buyer in payment of the Put Price shall be the same form of consideration received by the Company’s stockholders in the Illiquid Exit Transaction (and if more than one type of consideration shall be received by stockholders in the Illiquid Exit Transaction, the Holders shall be paid the same types of consideration in the same proportions received by stockholders).

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2.       No Other Modification. Except as expressly provided herein, this Amendment shall not amend or modify the terms and conditions of the Warrant, which terms and conditions shall remain in full force and effect.

3.       Governing Law; Jurisdiction. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4.       Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

5.       Severability. If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the “invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a. valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

energous corporation

By:
Stephen R. Rizzone
President and Chief Executive Officer

[Signature Page to Amendment to Warrant to Purchase Common Stock]

Holder

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Signature:

Title (if entity):